EXHIBIT 10.10

CENTENNIAL BANK HOLDINGS, INC.

DIRECTOR AND EXECUTIVE DEFERRED COMPENSATION PLAN

1. Deferral of Incentive or other Bonus Compensation, Fees or Salaries and Stock Awards.

a. From time to time eligible directors and employees (“Participants”) of Centennial Bank Holdings, Inc. (“Centennial”) or any of its direct or indirect subsidiaries (each of Centennial and its participating direct or indirect subsidiaries being referred to hereinafter as a “Company” and, collectively, being referred to as the “Companies”) ) may, by written notice, elect to have payment of (i) all or a portion of their director fees or salary for the next succeeding calendar year; (ii) all or a portion of their incentive or other bonus compensation payable for the next succeeding calendar year (or for the year in which a Participant first becomes eligible to participate in the Plan, in the case of incentive or other bonus compensation deferred during the calendar year in which this Plan is adopted), and (iii) all or a portion of a stock award of Centennial Common Stock (“Centennial Stock”) deferred as hereinafter provided. Notwithstanding the foregoing, for the first year in which a Participant becomes eligible to participate in this plan (the “Plan”), the Participant shall make an election within thirty (30) days of such initial eligibility with respect to the deferral of compensation payable in such calendar year for services to be performed subsequent to such election. Each such deferral of compensation or a Centennial Stock award shall be (and is hereinafter referred to as) a “Deferred Amount.” Notwithstanding the foregoing, however, a Participant may not elect to defer any portion of director fees, salary or incentive or other bonus compensation with respect to any calendar year, unless such Participant’s deferrals with respect to such year are at least $1,000 in the aggregate.

b. Any elections with respect to Deferred Amounts of director fees or salary shall be exercised in writing by the Participant prior to the latest to occur of the following: (i) the beginning of the calendar year for which the director fees or salary is to be earned; or (ii) within thirty (30) days of the date the Participant first becomes eligible to participate in the Plan. Any election with respect to Deferred Amounts of incentive or other bonus compensation shall be made no later than the first to occur of the following: (i) December 31 of the calendar year preceding the calendar year in which the periods of service are rendered for which the incentive or other bonus compensation is to be paid or (ii) within thirty (30) days of the date the Participant first becomes eligible to participate in the Plan. Any election with respect to Deferred Amounts of Centennial Stock awards shall be exercised in writing by the Participant on or before the effective date of the award. Any cash or stock dividends (other than stock dividends in the nature of stock splits) declared with respect to such shares shall be credited to the Participant’s Account and shall be deemed to be invested in additional shares of Centennial Stock based on the price per share of Centennial Stock on the date each such dividend is declared. An election of Deferred Amounts, once made, is irrevocable, except as provided in Section 6 hereof.

c. Deferred Amounts shall be subject to the rules set forth in this document, and each Participant shall have the right to receive payments on account of previously Deferred Amounts only in the amounts and under the circumstances hereinafter set forth. A Participant’s election of Deferred Amounts for a calendar year shall also include an election of the timing for payment of the Deferred Amounts elected for that year, from among the alternatives set forth in Section 5.a. of this Plan.

d. Individuals eligible to participate in this Plan are employees of the Company as determined by the Committee (as defined below) in its sole discretion and the members of the Board of Directors of Centennial (the “Board”).

2. Committee. The Committee (the “Committee”) shall consist of such members of the Board as determined by the Board in its discretion; provided, however, that in the event the officers of Centennial become subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, the Committee shall consist of such members of the Compensation Committee of the Board who qualify as non-employee directors from time to time under Rule 16b-3 of the Securities and Exchange Commission.

Full power and authority to construe, interpret, and administer this Plan document shall be vested in the Committee. The Committee shall have full power and authority to make each determination provided for in this Plan document, and in this connection, to promulgate such rules and regulations as the Committee considers necessary or appropriate for the implementation and management of this Plan as are consistent with the terms of this Plan. The Committee shall have authority to designate officers of Centennial and to delegate authority to such officers to receive documents which are required to be filed with the Committee, to execute and provide directions to the Trustee (if any) and other administrators, and to do such other actions as the Committee may specify on its behalf, and any such actions undertaken by such officers shall be deemed to have the same authority and effect as if done by the Committee itself. Notwithstanding anything in this Section 2 to the contrary, no action or determination made or taken following a Change in Control by any officer of Centennial on behalf of the Committee, and no action or determination by the Committee following a Change in Control affecting the amount payable under this Plan to a Participant or beneficiary, shall be entitled to any deference by a reviewing court (i.e., judicial review of any such actions or determinations shall be de novo).

3. Deferred Compensation Accounts. Each Company shall establish on its books a separate account (“Account”) for each of its Employees who become a participant in this Plan (each, a “Participant”), and each such Account shall be maintained as follows:

a. Each Account shall be credited with the Deferred Amounts elected by the Participant for whom such Account is established as of the date on which such Deferred Amount would otherwise have been paid to the Participant. Separate Accounts will be maintained for any Deferred Amounts that are payable at different times or in different forms than other Deferred Amounts.

b. Deferred Amounts that are credited to a Participant’s Account shall be deemed to be invested in Centennial Stock at such time or times as determined by the Committee in its discretion, unless such stock is deemed to have been sold pursuant to a Change in Control Diversification Election (as defined below). Centennial Stock shall be deemed to be credited to each Participant’s Account based on the fair market value of such stock as determined by the Company from time to time; provided, however, that through December 31, 2004, such fair market value shall be deemed to equal $10 per share and; provided, further, that for each calendar year following the year 2004, the Company shall have the fair market value of such stock determined at least every six months. During the period from the date a Deferred Amount would have been payable to a Participant absent the deferral election through the date such Deferred Amount is deemed credited to the Participant’s Account in the form of Centennial Stock, such Deferred Amount shall be deemed to be invested in a money market account or mutual fund selected by the Committee in its discretion. While a Participant’s Account is deemed to be invested in Centennial Stock, it shall be credited with all dividends (whether in stock, cash, or other property, other than dividends in the nature of stock splits) or other property that would have been received if the Deferred Amounts had actually been so invested. Accounts for each Participant shall be separately maintained on a calendar year basis, with each year’s account (the “Class Year Account”) reflecting the Deferred Amounts that have been deferred under the Plan in each such year and the investments in Centennial Stock in which the Deferred Amounts are deemed to be invested.

c. Although the value of a Participant’s Account is to be measured by the value of Centennial Stock in which an Account is deemed to be invested, the Companies need not actually make such investments. The value of such stock is merely a measuring device to determine the payments to be made to each Participant hereunder. Each Participant, and each other recipient of a Participant’s Deferred Amounts pursuant to Section 7, shall be and remain an unsecured general creditor of Centennial, in the case of Participants who are members of the Board, or the Company by which he is employed, in the case of all other Participants, with respect to any payments due and owing to such Participant hereunder. If a Company should from time to time, in its discretion, actually purchase the Centennial Stock in which an Account is deemed to be invested, either directly or through a trust described in Section 4, such investment shall be solely for the Company’s or such trust’s own account, and the Participants shall have no right, title or interest therein.

d. Notwithstanding anything herein to the contrary, in the event of a Change in Control (as defined in Section 5.f. hereof), each Participant may make a one-time diversification election (“Change in Control Diversification Election”) prior to the consummation of the Change in Control to have the Centennial Stock then deemed to be held in the Participant’s Account deemed to have been sold in an orderly liquidation after the consummation, and the proceeds deemed to have been reinvested in such investments as the Participant shall elect and credited to the Participant’s Account. If the Participant does not make such a diversification election, the shares of Centennial Stock that were deemed to have been allocated to the Participant’s Account immediately prior to the consummation shall be deemed to have been exchanged for the same consideration in the Change in Control as shares of Centennial Stock generally receive in the Change in Control. Any portion of such consideration consisting of securities of a successor company will be allocated to each Participant’s Account and thereafter will be subject to the same restrictions on deemed sales as applied to Centennial Stock prior to the Change in Control. Any portion of such consideration consisting of assets other than securities of a successor company will be allocated to the Participant’s Account.

4. Trust. Centennial may establish a trust (of the type commonly known as a “rabbi trust”) to aid in the accumulation of assets for payment of Deferred Amounts. If established, the trust shall provide for separate accounts in the name of each Participant who has elected a Deferred Amount.

The assets of the trust shall be invested in accordance with the provisions of the agreement pursuant to which the trust is maintained, which agreement(s) shall be consistent with the terms of this Plan. The trustee of the trust shall be a corporate trustee independent of the Companies. The trust assets shall remain subject to the claims of the Companies’ general creditors.

5. Payment of Deferred Amounts.

a. Class Year Accounts. For Deferred Amounts of compensation earned on or after the effective date of the Plan and of Centennial Stock awards made on or after that date, at the same time as the Participant elects the Deferred Amounts for a calendar year (and for the remainder of the calendar year during which this Plan is adopted), or for a Centennial Stock award, the Participant shall also elect the timing of distribution of such Deferred Amounts for that year, or for the Centennial Stock award, from among the following options:

(i)	Upon a Date Certain. As to Deferred Amounts, the Participant may designate the distribution to be either a lump sum or annual installments (but no fewer than two and no more than ten (10)) to be paid or to commence on a date in a year designated by the Participant (“Date Certain”) either before or after employment termination but in no event sooner than two (2) calendar years after the calendar year when the Deferred Amount was earned or granted, subject to the Committee’s designation of a uniform month and day for each year. Notwithstanding the foregoing, a Participant may elect to make a subsequent election to delay a payment or make a change in the form of payment, provided such delay or change does not take effect until at least twelve (12) months after the date the subsequent election is made, and provided, further, that the first payment with respect to which such subsequent election is made is deferred for a period of not less than five (5) years from the date such payment would otherwise have been made. Any distribution in annual installments shall commence 30 days after the Date Certain with succeeding installments paid thereafter on the date designated by the Committee in each subsequent year. Each installment shall consist of the balance of the Participant’s Account at the end of the previous calendar year, multiplied by a fraction, the numerator of which is 1 and the denominator of which is the number of installments remaining to be paid. Unless otherwise determined by the Committee in its discretion, distributions of amounts credited to the Participant’s Account shall be made in whole shares of Centennial Stock (or the stock of a successor), unless the Participant has made the election set forth in Section 3(d) hereof.

(ii)	Upon Disability. The Participant may designate an alternative distribution in the event of Disability, as defined in this Plan, in the form of either a lump sum or annual installments (but no fewer than two and no more than ten (10)) to be paid or to commence 30 days after such Disability occurs. The determination of payments and installments, including the distribution of only whole shares of Centennial Stock with respect to amounts credited to such Participant’s Account shall be the same as under the preceding paragraph (i).

(iii)	Upon Other Termination of Employment, Including Retirement and Death. The Participant may designate an alternative distribution in the event of a termination of employment, including retirement, in the form of either a lump sum or annual installments (but no fewer than two and no more than ten (10)) to be paid or to commence 30 days after such termination of employment occurs. The determination of payments and installments, including the distribution of only whole shares of Centennial Stock with respect to amounts credited to such Participant’s Account, shall be the same as under the preceding paragraph (i).

(iv)	Upon a Change in Control. The Participant may designate an alternative distribution in the event of a Change in Control (as defined in Section 5.f.) in the form of either a lump sum or annual installments (but no fewer than two and no more than ten (10) to be paid or, in the case of annual installments, to commence 30 days after the one year anniversary of the consummation of such Change in Control.

b. For purposes of this Section 5, a Participant’s employment or service is considered to terminate as of the date which is the later of (i) Participant’s last date of service for a Company, or (ii) the last date on which there is an employment relationship between the Participant and a Company.

c. For purposes of this section, a Participant has suffered a “Disability” as of the date the Participant is eligible to receive benefits under the Company’s long term disability plan or such other date as determined in accordance with applicable law or regulation.

d. In the event installment payments commence and any installments are unpaid at the time of Participant’s death, the payments shall be made at the times and in such amounts as if Participant were living to the persons specified in Section 7.a, unless Centennial elects in its sole discretion to make a lump sum payment equal to the remaining balance of such Participant’s Account.

e. For purposes of this Section 5, a Participant’s termination of employment is a retirement if so determined by the Committee under all the facts and circumstances.

f. For purposes of this Plan, a Change in Control shall be deemed to have occurred if (i) any “person” as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of Centennial representing fifty percent (50%) or more of the combined voting power of Centennial’s then outstanding securities (for purposes of this clause (i), the term “beneficial owner” does not include any employee benefit plan maintained by a Company that invests in Centennial’s voting securities; or (ii) during any period of two (2) consecutive years there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board or new directors whose nomination for election by the company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or (iii) the shareholders of Centennial approve a merger or consolidation of Centennial with any other corporation, other than a merger or consolidation which would result in the voting securities of Centennial outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of Centennial or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of Centennial approve a plan of complete liquidation of Centennial or an agreement for the sale or disposition by Centennial of all or substantially all Centennial’s assets; provided, however, that no Change in Control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated. The date of a Change in Control, for purposes of this Plan, is the date on which the Change in Control is consummated. Notwithstanding anything herein to the contrary, the consummation of the business combination contemplated by the Agreement and Plan of Merger, dated as of March 3, 2004, by and between Western States Opportunity LLC and Centennial shall not constitute a Change in Control for purposes of this Plan.

g. Notwithstanding any other provision of this Section 5 or any payment schedule approved by the Committee pursuant to this Section 5 and regardless of whether payments have commenced under this Section 5, in the event that there is a change in current law such that, or the Internal Revenue Service should finally determine with respect to a Participant that, part or all of the value of the Participant’s Deferred Amounts or Plan Account which has not actually been distributed to the Participant, or that part or all of a separate account that has been established for the Participant under a trust described in Section 4, is nevertheless required to be included in the Participant’s gross income for federal and/or State income tax purposes, then the Deferred Amounts or the Account or the part thereof that was determined to be includible in gross income shall be distributed to the Participant in a lump sum as soon as practicable after such determination without any action or approval by the Committee. A “final determination” of the Internal Revenue Service for purposes of this Section 5.g. is a determination in writing by said Service ordering the payment of additional tax, reporting of additional gross income or otherwise requiring Plan amounts to be included in gross income, which is not appealable or which the Participant does not appeal within the time prescribed for appeals.

6. Emergency Payments. In the event of an “unforeseeable emergency” as determined hereafter, the Committee may distribute to a Participant his or her Deferred Amounts without regard to the payment dates provided in Section 5 but only to the extent the Committee determines that such distribution is needed to satisfy the emergency (plus any taxes as a result of such distribution). For the purposes of this Section 6, an “unforeseeable emergency” is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or beneficiary, or of a spouse or a dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended) of the Participant or beneficiary, loss of the Participant’s or beneficiary’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or beneficiary. Payments shall not be made pursuant to this Section 6 to the extent that such hardship is or may be relieved: (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant’s or beneficiary’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (c) by cessation of the Participant’s deferrals under the Plan. Such action shall be taken only if Participant (or Participant’s legal representatives or successors) signs an application describing fully the circumstances which are deemed to justify the payment, together with an estimate of the amounts necessary to prevent such hardship, which application shall be approved by the Committee after making such inquiries as the Committee deems necessary or appropriate.

7. Method of Payments.

a. In the event of Participant’s death, payments shall be made to the persons (including a trustee or trustees) named in the last written instrument signed by Participant and received by the Committee prior to Participant’s death, or if Participant fails to so name any person, the amounts shall be paid to Participant’s estate or the appropriate distributee thereof. The Committee, the Companies, and the Trustee shall be fully protected in making any payments due hereunder in accordance with what the Committee believes to be such last written instrument received by it.

b. Payments due to a legally incompetent person may be made in such of the following ways as the Committee shall determine:

(i)	directly to such incompetent person,

(ii)	to the legal representative of such incompetent person, or

(iii)	to some near relative of the incompetent person to be used for the latter’s benefit.

c. Except as otherwise provided in Sections 7.a. and b., all payments to persons entitled to benefits hereunder shall be made to such persons in person or upon their personal receipt or endorsement, and shall not be grantable, transferable, or otherwise assignable in anticipation of payment thereof, in whole or in part, by the voluntary or involuntary acts of any such persons, or by operation of law, and shall not be pledged, encumbered, or otherwise liable or taken for any obligation of such person.

d. All payments to persons entitled to benefits hereunder shall be made out of the general assets, and shall be the sole obligations, of the Company(ies) by which the Participant was employed, except to the extent that such payments are made out of the trust described in Section 4, in which case, payments shall be made in accordance with the terms of the trust agreement.

8. Claims Procedures.

a. If a claim for benefits made by any person (the “Applicant”) is denied, the Committee shall furnish to the Applicant within 90 days after its receipt of such claim (or within 180 days after such receipt if special circumstances require an extension of time) a written notice which: (i) specifies the reasons for the denial, (ii) refers to the pertinent provisions of the Plan on which the denial is based, (iii) describes any additional material or information necessary for the perfection of the claim and explains why such material or information is necessary, and (iv) explains the claim review procedures.

b. Upon the written request of the Applicant submitted within 60 days after his receipt of such written notice, the Committee shall afford the Applicant a full and fair review of the decision denying the claim and, if so requested: (i) permit the Applicant to review any documents which are pertinent to the claim, (ii) permit the Applicant to submit to the Committee issues and comments in writing, and (iii) afford the Applicant an opportunity to meet with a quorum of the Committee as a part of the review procedure.

c. Within 60 days after its receipt of a request for review (or within 120 days after such receipt if special circumstances, such as the need to hold a hearing, require an extension of time) the Committee shall notify the Applicant in writing of its decision and the reasons for its decision and shall refer the Applicant to the provisions of the Plan which form the basis for its decision.

9. Miscellaneous.

a. Except as limited by Section 7.c. and except that a Participant shall have a continuing power to designate a new recipient in the event of Participant’s death at any time prior to such death without the consent or approval of any person theretofore named as Participant’s recipient by an instrument meeting the requirements of Section 7.a., this document shall be binding upon and inure to the benefit of each Company, the Participants, their legal representatives, successors and assigns, and all persons entitled to benefits hereunder.

b. Any notice given in connection with this document shall be in writing and shall be delivered in person or by registered mail or overnight delivery service, return receipt requested. Any notice given by registered mail or overnight delivery service shall be deemed to have been given upon the date of delivery indicated on the return receipt, if correctly addressed.

c. Nothing in this document shall interfere with the rights of any Participant to participate or share in any profit sharing or pension plan or other employee benefit plan which is now in force or which may at some future time become a recognized plan of any Company.

d. Nothing in this document shall be construed as an employment agreement nor as in any way impairing the right of any Company to terminate a Participant’s employment at will.

e. This Plan constitutes a mere promise by the Companies to make benefit payments in the future, and it is intended to be unfunded for tax purposes and for the purposes of Title I of ERISA. The rights of a Participant or beneficiary to receive benefit payments hereunder are solely those of an unsecured general creditor.

f. Any amounts that are payable in cash that are paid more than 30 days after the later of the date on which they are due according to the terms of this Plan or the date on which a written claim for such amounts is received by the Committee shall incur interest at the rate of fifteen percent per annum (eighteen percent per annum if the payment occurs after a Change in Control) from the date as of which payment was due. In addition, if all or any portion of the distribution is payable in the form of Centennial stock or the stock of a successor, and the value of such stock at the time of distribution is less than its value on the date as of which payment was due, the payee shall be entitled to liquidated damages equal to 100% (120% if the payment occurs after a Change in Control) of the aggregate difference in value between the value of the distributed shares on the date their distribution was due (without regard to the 30-day grace period or the requirement of a claim) and the value of the distributed shares on the actual date of distribution.

g. Any costs or attorneys’ fees incurred by a Participant or beneficiary in connection with the collection of benefits that were not timely paid under this Plan shall be reimbursed by the Companies.

h. Notwithstanding anything in this Plan to the contrary, if the beneficiary of a Participant is not the Participant’s spouse, the Committee may determine that the payment to that beneficiary shall be made in the form of an immediate lump sum distribution of the entire portion of the Participant’s Account payable to that beneficiary, without regard to any outstanding installment payment election.

10. Deferred Centennial Stock Awards; Purchase Procedures for Purposes of Rule 16b-3.

a. Deferred Amounts consisting of Centennial Stock awards shall be held unallocated until such time as the shares vest in accordance with the terms of the award agreement. As of the date any such shares become vested, the number of shares vesting shall be allocated to the Participant’s Account and shall thereafter become subject to distribution the same as any other shares of Centennial Stock in which such Participant’s Account is deemed invested. Any cash dividends paid on unvested shares of Centennial Stock shall be allocated to the Participant’s Account and deemed invested in Centennial Stock based on the price per share of Centennial Stock on the date such dividend is declared. Any stock dividends paid on unvested shares of Centennial Stock shall be allocated to the Participant’s Account unless such dividends are in the nature of a stock split, in which case they shall be held unallocated until such time as the award vests.

b. Investments of Deferred Amounts in Centennial Stock shall be deemed to occur as soon as practicable after the payroll date for which the Deferred Amount is received, but in no event later than two weeks after such payroll date, with the exact date and purchase terms to be determined by the Committee on such basis as it reasonably determines.

11. Termination or Amendment.

a. This Plan may be amended at any time and from time to time upon the approval of the Board; provided, however, that no such amendment shall adversely impact amounts deferred prior to the date of such amendment, and provided, further, that following a Change in Control, no amendment shall be effective unless it has the written consent of all Participants, including all Participants who are former directors or employees but who are entitled to benefits under the Plan, and all beneficiaries of deceased Participants who are entitled to benefits under the Plan. In the event that, following a Change in Control, all of the Plan’s participants and beneficiaries do not consent to a proposed amendment, such amendment shall not take effect but the Plan Accounts of the consenting Participants and beneficiaries shall be transferred to a separate plan that is identical to this Plan in all respects except that it may include the proposed amendment. The Board of Directors may terminate this Plan in its discretion, except that, following a Change in Control, any such termination shall require the written consent of all Participants, including all Participants who are former employees but who are entitled to benefits under the Plan, and all beneficiaries of deceased Participants who are entitled to benefits under the Plan, unless it is an automatic termination of the Plan under Section 5.g. hereof. In the event that, following a Change in Control, all of the Plan’s Participants and beneficiaries do not consent to a proposed termination of the Plan, the Plan shall terminate as to the consenting Participants and beneficiaries and shall continue in effect for the Participants and beneficiaries who do not consent.

b. Notwithstanding anything herein to the contrary (including, but not limited to the provisions of Section 11(a) above), if the Company determines (based on advice of tax counsel), by reason of legislation relating to, or interpretation by a court or administrative body of, the provisions of the Internal Revenue Code or any rules or regulations promulgated thereunder, that this Plan or any trust or any portion thereof is ERISA Funded or Tax Funded, the Company, with the advice of tax counsel, shall determine which of the following is advisable:

(i) amendment of the Plan or any trust or portion thereof that is deemed to be ERISA Funded or Tax Funded to eliminate such funded status;

(ii) transfer of the assets of any trust or portion thereof to another trust which is not deemed to be ERISA Funded or Tax Funded;

(iii) distribution of the assets of any trust or portion thereof that is deemed to be ERISA Funded or Tax Funded to the affected Participant;

(iv) termination of the Plan, any trust or portion thereof; or

(v) such other action that is determined to result in the Plan, any trust or portion thereof not being Tax Funded or ERISA Funded.

This Plan or any trust or portion thereof is “Tax Funded” if any provision of the Plan or any trust causes the interest or benefits of a Participant hereunder to be includible for federal income tax purposes in the gross income of the Participant prior to actual payment of Plan benefits to the Participant.

This Plan or any trust or portion thereof is “ERISA Funded” if any provision of the Plan or any trust prevents the Plan from meeting the “unfunded” criterion of the exceptions to application of the provisions of Parts 2 through 4 of Subtitle B of Title I of ERISA for plans that are unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.